Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69145) of Newmont Mining Corporation of our report dated June 23, 2004 relating to the financial statements of Newmont Retirement Savings Plan (Non-Union), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

June 25, 2004